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                                                                   Exhibit 10.11

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement"), made this ___ day of __________, 1997, is by and between ORCAD, INC., a Delaware corporation ("OrCAD"), and WOLFRAM H. BLUME who resides at 15 Bawley St., Laguna Niguel, California 92656 ("Executive"), who are referred to herein separately as a "Party" and collectively as the "Parties". This Agreement is entered into in accordance with that certain Agreement and Plan of Merger (the "Merger Agreement") by and among OrCAD, OCA MERGER CORPORATION, an Oregon corporation ("Merger Sub"), and MICROSIM CORPORATION, a California corporation ("MicroSim"), pursuant to which Merger Sub merges with and into MicroSim and all of Executive's shares of MicroSim's common stock are exchanged for shares of OrCAD's common stock.

          The parties agree as follows:

1.        Employment.
          ----------

          A.   Term.  The term of this Agreement relating to Executive's
               ----
employment with OrCAD shall begin as of the Effective Time (as defined in the Merger Agreement) and shall continue until the second anniversary of the Effective Time (the "Expiration Date") unless earlier terminated as provided herein.

          B.   Full Time.  Executive will work full time for OrCAD.  Executive
               ---------
will devote his best efforts in support of OrCAD's operations and goals during the entire term of this Agreement.

2.        Executive's Duties.
          ------------------

          A.   Generally.  Executive will take responsibility for his duties as
               ---------
OrCAD's Board of Directors (the "Board") or Chief Executive Officer (the "CEO") assigns them from time to time. Executive will serve in the capacity of Chief Technical Officer and Senior Vice President for Research and Development, and all assigned duties will be commensurate with those positions. Executive's working environment shall in all respects be of at least a like grade and quality as that of OrCAD's other senior executive officers. Executive will perform his duties with full application of Executive's professional talents and skills, using the best judgment Executive can bring to bear.

          B.   Goals.  Executive will use his best efforts to achieve the goals
               -----
contained in the Compensation Plan and Goals attached hereto as Exhibit A.
                                                                ---------
          C.   Director Position.  During the term of this Agreement, Executive
               -----------------
shall continually be a recommended candidate by OrCAD's management for election to the Board.

3.        Compensation.
          ------------

          A.   Pay.  OrCAD will pay Executive initially as described in Exhibit
               ---                                                      -------
A.  Exhibit A
-   ---------
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may be amended from time to time, by notice to Executive, but only if and to the extent the change increases Executive's compensation.

          B.   Benefits.  OrCAD will also make available the benefits described
               --------
in Exhibit A, which benefits may change from time to time if and to the extent
   ---------
such changes comparably affect all OrCAD senior executive officers.

4.        Termination.
          -----------

          A.   Voluntary.  Executive may voluntarily resign from OrCAD upon
               ---------
giving OrCAD thirty (30) days' advance written notice of Executive's intent to resign. In the event that Executive resigns at the request of the Board or the CEO, such resignation shall not be treated as a voluntary resignation by Executive for purposes of this Agreement, but shall instead be treated as a termination by OrCAD.

          B.   Without Cause.  OrCAD may terminate this Agreement and
               -------------
Executive's employment without Cause (as defined below) upon giving Executive thirty (30) days' advance written notice.

          C.   For Cause.   OrCAD may terminate this Agreement and Executive's
               ---------
employment immediately upon written notice at any time for Cause. For purposes of this Agreement, "Cause" means any one of the following events:

               (1) Executive's repeated and willful failure or refusal to comply with the reasonable policies, standards or regulations from time to time established in writing by OrCAD and previously delivered to Executive;

               (2) Executive's engaging in criminal conduct or other fundamentally improper conduct with respect to OrCAD that is dishonest, fraudulent or materially detrimental to the reputation, character or standing of OrCAD;

               (3)   Executive's misappropriation of OrCAD monies or assets; or

               (4) Executive's repeated and willful failure to perform duties properly assigned to him by the Board or the CEO or to abide by the terms of this Agreement.

          D.   Death.  This Agreement shall automatically terminate upon the
               -----
death of Executive.

          E.   Disability.  This Agreement and Executive's employment shall
               ----------
terminate upon the effective date of notice sent to Executive stating the Board's determination, made in good faith and after consultation with a physician selected by the Board, that: (i) Executive is incapable of performing the essential functions of his position under this Agreement, with reasonable accommodation, because of a physical or mental incapacity; (ii) the incapacity has prevented Executive from performing such functions for a period of one hundred twenty (120) days in a rolling twelve (12) month period or ninety (90) consecutive calendar days; and (iii) such incapacity is likely to continue for a least another ninety (90) days in a twelve (12) month

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period. If and when Executive's incapacity substantially impacts his job performance or attendance, OrCAD may require Executive to undergo a physical examination reasonably designed to determine his ability to work.

          F.   Compensation on Termination.  Upon termination of Executive by
               ---------------------------
OrCAD without Cause prior to the Expiration Date, and in consideration of the covenants that survive termination of this Agreement, OrCAD will: (i) pay Executive's base salary as earned through the termination date, subject to applicable tax withholding; and (ii) continue at OrCAD's expense Executive's health, life, and disability insurance for one (1) year after the termination date; and (iii) pay Executive a lump-sum severance at the time of termination in an amount equal to one (1) year's salary, subject to applicable tax withholding. Upon termination for Cause, termination due to disability, or Executive's voluntary resignation or death, OrCAD will pay Executive's base salary earned through the termination date, subject to applicable tax withholding. Upon Executive's voluntary resignation, death, disability, or termination for Cause by OrCAD, Executive is not entitled to severance pay.

5.        Confidentiality.
          ---------------

          A.   Confidentiality of OrCAD Data.  During Executive's employment
               -----------------------------
with OrCAD and for two (2) years after termination, Executive will keep OrCAD Data, as that term is defined below, confidential. Executive will not disclose OrCAD Data directly or indirectly to any person, other than to an employee of OrCAD or a person or entity to which disclosure is reasonably necessary or appropriate to further OrCAD's business. "OrCAD Data" includes, without limitation, any trade secret or proprietary or confidential information of OrCAD or of any OrCAD affiliate, including all confidential records, files, memoranda, reports, price lists, software, customer lists, drawings, sketches or documents.

          B.   Confidentiality of Third Party Data.  Executive will also keep
               -----------------------------------
Third Party Data, as that term is defined below, confidential during Executive's employment with OrCAD and for two (2) years after termination or as long as is required by any agreement OrCAD enters into with the third party and which is provided to Executive, whichever period is longer. Executive will not disclose Third Party Data in violation of any such agreement with the third party.
"Third Party Data" means data obtained by Executive in the course of his employment with OrCAD from a third party, including without limitation suppliers and customers, which data is considered by the third party to be proprietary or confidential.

          C.   Return on Termination.  All OrCAD Data is the property of OrCAD.
               ---------------------
Executive will return to OrCAD all OrCAD Data and Third Party Data upon termination of this Agreement.

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6.        Ownership of Inventions.
          -----------------------

          A.   Definitions.  "Inventions" means ideas, improvements, designs,
               -----------
discoveries or authored works (whether software or other form), whether or not patentable or copyrightable, as well as other newly discovered or newly applied information or concepts. An Invention is a "Covered Invention" if it relates to OrCAD's actual or anticipated business; or was developed in any part using OrCAD resources (time, supplies, facilities or data); or if it results from or is suggested by a task assigned to, or work performed for OrCAD by, Executive. As used in this Section 6, "OrCAD" includes OrCAD and its affiliates, including
             ---------
OrCAD's clients or its respective consultants and contractors.

          B.   Assignment.  All Executive's right, title and interest in and to
               ----------
any Covered Inventions that Executive makes or conceives while employed by OrCAD, belong to OrCAD. This Agreement operates as a prospective assignment of all those rights to OrCAD. Executive agrees to execute such documents as may be necessary to perfect this assignment upon request by OrCAD.

          C.   Ownership.  All records, files, memoranda, reports, price lists,
               ---------
software, customer lists, drawings, sketches, documents, equipment and the like, relating to the business of OrCAD or its affiliates which Executive shall have use of, prepare, or come into contact with in the course of his work for OrCAD ("OrCAD Property") shall remain the sole and exclusive property of OrCAD. Executive will return to OrCAD all OrCAD Property upon termination of his employment with OrCAD.

7.        Non-Competition.
          ---------------

          A.   Commitment.  During Executive's employment with OrCAD, and for a
               ----------
period of one (1) year after termination of such employment, unless OrCAD consents in writing, Executive will not Compete, as that term is defined below, with OrCAD or its affiliates.

               (1)  "Compete" means directly or indirectly:

                    (i) to have any financial interest in (except for stock ownership as permitted in subparagraph (ii) below);

                    (ii) to join, operate, control or participate in, as an officer, director, employee, agent, independent contractor, partner, shareholder (except as holder of not more than five percent (5%) of the outstanding stock of any class of a corporation, the stock of which is actively publicly traded) or principal with;

                    (iii) to provide services in any capacity to those
               participating in the ownership, management, operation or control of; or

                    (iv)  to act as a consultant or subcontractor to:

any corporation, proprietorship, association or other entity or person engaged in the sale or production of products or the rendering of services of a kind similar to or competitive with any

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products produced or developed or under active consideration by, or services provided by or under active consideration by, OrCAD or its affiliates at the time of Executive's termination of employment with OrCAD.

8.        Non-Solicitation, Non-Hire.
          --------------------------

          A.   Commitment.  During Executive's employment with OrCAD, and for a
               ----------
period of one (1) after termination of such employment, unless OrCAD consents in writing, Executive will not Solicit Business, as that term is defined below.

          B.   Solicit Business Defined.  "Solicit Business" means contacting or
               ------------------------
dealing with an OrCAD Customer, as that term is defined below, for purposes of seeking employment, or providing goods or services of a kind similar to or competitive with any products produced or developed or under active consideration by, OrCAD or its affiliates at the time of Executive's termination of employment with OrCAD, or providing knowledge or assistance to another for any of those purposes. Upon Executive's request on or after termination of his employment with OrCAD, OrCAD will promptly advise Executive of the identities of the OrCAD Customers in order to enable him to comply with this provision.

          C.   OrCAD Customers Defined.  "OrCAD Customers" include Existing
               -----------------------
Customers and Prospective Customers, as those terms are defined below:

               (1) "Existing Customers" means entities or individuals who have purchased consulting or programming services, software, or products from OrCAD or its affiliates at any time within one (1) year before the date Executive's employment with OrCAD terminates.

               (2) "Prospective Customers" means entities or individuals upon whom at any time within one (1) year before the date Executive's employment with OrCAD terminates either (i) more than three (3) calls have been made in any one-month period by OrCAD or its affiliates or
          (ii) to whom a proposal has been submitted or by whom a proposal has been requested by OrCAD or its affiliates, and from whom, on the date Executive's employment terminates, OrCAD or any of its affiliates reasonably believes it may secure work or product or service orders.

          D.   Non-Hiring.  During Executive's employment with OrCAD, and for a
               ----------
period of one (1) year after termination of Executive's employment, unless OrCAD consents in writing, Executive will not directly or indirectly (i) hire or use the services of any then-current employee of OrCAD or its affiliates or any person who has left the employ of OrCAD or its affiliates within three (3) months prior to the termination of Executive's employment with OrCAD, or (ii) solicit or in any manner attempt to induce any such person to leave the employ of OrCAD or its affiliates or (iii) aid others in performing the actions referred to in either clause (i) or (ii) of this Section 8(D).
                                                 ------------

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9.        Other Matters.
          -------------

          A.   Notice.  Notice to Executive shall be sent to Executive's most
               ------
recent address shown in OrCAD's personnel records. Notice to OrCAD shall be sent to OrCAD's headquarters address, marked "Attention: CEO." Either party may change its address by written notice. Notice shall be effective when the person to whom it is sent actually receives it, if sent by any method that leaves a paper or electronic record in the hands of the recipient. If sent certified or registered mail, postage prepaid, return receipt requested, to the proper address this Section 9(A) defines, notice shall be considered effective, whether
             ------------
or not actually received, on the date the return receipt shows the notice was accepted, refused, or returned undeliverable.

          B.   Severability.  Each clause of this Agreement is severable.  If
               ------------
any clause is ruled void or unenforceable, the balance of the Agreement shall nonetheless remain in effect.

          C.   Non-Waiver.  A waiver of one or more breaches of any clause of
               ----------
this Agreement shall not act to waive any other breach, whether of the same or different clauses.

          D.   Assignment.  This Agreement shall be binding upon and inure to
               ----------
the benefit of OrCAD, and shall be binding upon Executive, and Executive's administrators, executors, legatees and heirs. This Agreement shall not be assigned by Executive.

          E.   Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of Oregon.

          F.   Jurisdiction.  Employee acknowledges that he has substantial
               ------------
contacts with Oregon and the Parties agree that litigation, if any, may be brought only in the state or federal courts located in Portland, Oregon and in no other place unless the parties expressly agree in writing to waive this requirement. Each Party consents to jurisdiction in Oregon.

          G.   Injunctive Relief.  Because violation of the obligations of
               -----------------
Sections 5, 6, 7 and 8 of this Agreement would result in damage to OrCAD that
----------  -  -     -
could not be cured by an award of money alone, OrCAD shall be entitled to injunctive relief in cases where a violation of those obligations is shown. This remedy shall be in addition to any other remedies available at law or in equity.

          H.   Attorneys' Fees.  The prevailing party in any suit, action,
               ---------------
arbitration or appeal filed or held concerning this Agreement shall be entitled to reasonable attorneys' fees and disbursements and the actual, reasonably necessary costs of the proceeding.

          I.   Integration.  This Agreement is the complete agreement between
               -----------
the Parties regarding the subject matter hereof. The parties expressly agree that it constitutes the agreement that was and is in force between them as of the date of this Agreement. It supersedes all prior agreements, written or oral. It may be modified only in writing signed by the original Parties hereto, or by their successors or superiors in office.

          J.   Survival.  The obligations of Sections 5, 6, 7 and 8 of this
               --------                      ----------  -  -     -
Agreement shall survive termination of this Agreement.

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

          IN WITNESS WHEREOF, OrCAD has caused this Agreement to be signed by its duly authorized representative, and Executive has hereunder set his name as of the date of this Agreement.


WOLFRAM H. BLUME                      ORCAD, INC.

By:                                   By:
    --------------------------------      -------------------------------
      Wolfram H. Blume                    Michael F. Bosworth
                                          President and Chief Executive Officer


EXHIBIT:

A:        Compensation Plan

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

                                   EXHIBIT A

                     Compensation Plan and Responsibilities
                        as of Commencement of Employment

                          Executive:  Wolfram H. Blume


1.   Initial Assignment:  Mr. Blume will serve in the capacities of Chief
     ------------------
     Technical Officer and Senior Vice President for Research and Development. Mr. Blume will report directly to the President and the CEO and serve as a member of OrCAD's executive staff.

2.   Responsibilities:  Mr. Blume will be responsible for running and
     ----------------
     managing OrCAD's entire Research and Development department located in various states. Mr. Blume's principal office shall be in Orange County, California with a secondary office in Beaverton, Oregon.

3.   Pay:  OrCAD will pay Mr. Blume initially total annual compensation of
     ---
     $175,000, payable as follows:

          Base Salary:  OrCAD will pay Mr. Blume an annual base salary of
          -----------
          $144,000, payable at the rate of $12,000.00 per month, less applicable tax withholding.

          Incentive Compensation:  Mr. Blume will be eligible to receive
          ----------------------
          additional annual compensation of up to $31,000, under the terms and conditions of OrCAD's Incentive Compensation Plan applicable to other senior executive officers.

4.   Benefits:  Mr. Blume will be eligible for the same benefits available
     --------
     to other OrCAD senior executive officers, which include: group medical, dental, vision, prescription drug, short term and long term disability, 401(k) plan, a smoke free work environment, $50,000 life insurance policy, flex hours, educational assistance, family leave, nine holiday days per year, four weeks paid sabbatical leave, three additional sick days per year and three weeks vacation initially with four weeks after three years service.

5.   Tax Preparation:  Mr. Blume will be reimbursed up to a maximum of
     ---------------
     $2,000 in expenses for preparation of his individual annual tax return.

6.   Local Residence/Car Allowances.  During the first year of Executive's
     ------------------------------
     employment, Mr. Blume will receive $800 per month as a local residence allowance and $300 per month as a car allowance.

WOLFRAM H. BLUME                           ORCAD, INC.

By:                                    By:
     ----------------------------          -------------------------------------
     Wolfram H. Blume                      Michael F. Bosworth
                                           President and Chief Executive Officer

Date:                                  Date:

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